      As filed with the Securities and Exchange Commission on May 5, 1999
                                                       Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

            Sempra Energy                        California                         33-0732627
       Sempra Energy Holdings                    California                         33-0783483
    Sempra Energy Capital Trust I                 Delaware                          52-6988596
   Sempra Energy Capital Trust II                 Delaware                          52-6988598
   Sempra Energy Capital Trust III                Delaware                          52-6988599
      (Exact name of registrant       (State or other jurisdiction of    (I.R.S. Employer Identification)
    as specified in its charter)       incorporation or organization)

                                --------------

                                 101 Ash Street
                          San Diego, California 92101
                                 (619) 696-2000
           (Name, address, including zip code, and telephone number,
     including area code, of each registrant's principal executive offices)

                                --------------

                                   Copies to:

                              John R. Light, Esq.
                  Executive Vice President and General Counsel
                                 101 Ash Street
                          San Diego, California 92101
                                 (619) 696-2034

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective, as determined by market and other conditions.

                                --------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

                                --------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                                --------------

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                        Proposed
                                                                        maximum
                                                                       aggregate      Amount of
    Title of each class of securities to be         Amount to be        offering     Registration
                 registered(1)                   registered(1)(2)(3)  price(3)(4)        Fee
-------------------------------------------------------------------------------------------------
Debt Securities, Common Stock, without par
 value, and Preferred Stock, without par value,
 of Sempra Energy..............................
Class A Junior Participating Preferred Stock
 Purchase Rights, without par value, of Sempra
 Energy(5).....................................
Debt Securities of Sempra Energy Holdings(6)...
Guarantees of Debt Securities of Sempra Energy
 Holdings by Sempra Energy.....................
Preferred Securities of Sempra Energy Capital
 Trust I, Sempra Energy Capital Trust II and
 Sempra Energy Capital Trust III(7)............
Guarantees of Preferred Securities of the Trusts
 by Sempra Energy(7)....................
-------------------------------------------------------------------------------------------------
Total..........................................    $1,000,000,000    $1,000,000,000    $295,000

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) An indeterminate principal amount or number of debt securities, common stock and/or preferred stock and guarantees of Sempra Energy, an indeterminate principal amount of debt securities of Sempra Energy Holdings and an indeterminate number of preferred securities of the Trusts as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $1,000,000,000. Debt securities may be issued and sold to the Trusts, in which event the debt securities may later be distributed to the holders of preferred securities.

(2) In United States dollars or the equivalent thereof in any other currency, composite currency or currency unit as shall result in an aggregate initial offering price for all securities of $1,000,000,000.

(3) This amount represents the principal amount of any debt securities issued at their principal amount, the issue price of any debt securities issued at an original issue discount, the issue price of any preferred stock and preferred securities and the amount computed pursuant to Rule 457(c) for any common stock.

(4) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(5) The Rights are initially carried and traded with the common stock. The value attributable to the Rights, if any, is reflected in the value of the common stock.

(6) Also includes an indeterminate number of securities that may be issued upon conversion or exchange of any securities registered hereunder that provide for conversion or exchange.

(7) Includes the rights of holders of the preferred securities under the guarantees of preferred securities and back-up undertakings, consisting of obligations by Sempra Energy, as set forth in the declaration of trust, the applicable indenture and any supplemental indenture thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any guarantees or any back-up undertakings.

                               ----------------

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    Subject to Completion, Dated May 5, 1999
PROSPECTUS

                                 $1,000,000,000

                                 SEMPRA ENERGY
         Debt Securities, Common Stock, Preferred Stock and Guarantees

                             SEMPRA ENERGY HOLDINGS
                  Debt Securities Guaranteed by Sempra Energy

                         SEMPRA ENERGY CAPITAL TRUST I
                         SEMPRA ENERGY CAPITAL TRUST II
                        SEMPRA ENERGY CAPITAL TRUST III
                Preferred Securities Guaranteed by Sempra Energy

                                  -----------

  We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

  Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

Sempra Energy

  Sempra Energy may offer and sell the following securities:
  .  debt securities
  .  common stock
  .  preferred stock
  .  guarantees of debt securities and preferred securities

Sempra Energy Holdings

  Sempra Energy Holdings may offer and sell debt securities, guaranteed by Sempra Energy.

The Sempra Energy Trusts

  Sempra Energy Capital Trust I, Sempra Energy Capital Trust II and Sempra Energy Capital Trust III may offer and sell preferred securities, guaranteed by Sempra Energy.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is May 5, 1999.

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----
ABOUT THIS PROSPECTUS....................................................   1
FORWARD-LOOKING STATEMENTS...............................................   2
WHERE YOU CAN FIND MORE INFORMATION......................................   2
SEMPRA ENERGY............................................................   4
SEMPRA ENERGY HOLDINGS...................................................   4
THE TRUSTS...............................................................   5
USE OF PROCEEDS..........................................................   6
RATIO OF SEMPRA ENERGY EARNINGS TO FIXED CHARGES AND PREFERRED
 STOCK DIVIDENDS.........................................................   6
DESCRIPTION OF SECURITIES................................................   7
DESCRIPTION OF DEBT SECURITIES...........................................   7
DESCRIPTION OF SEMPRA ENERGY'S COMMON STOCK AND PREFERRED STOCK..........  19
DESCRIPTION OF PREFERRED SECURITIES......................................  23
DESCRIPTION OF PREFERRED SECURITIES GUARANTEES ..........................  30
EXPERTS..................................................................  33
VALIDITY OF THE SECURITIES AND THE GUARANTEES............................  33
PLAN OF DISTRIBUTION.....................................................  33

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the "SEC." By using a shelf registration statement, we may sell up to $1,000,000,000 offering price of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading "Where You Can Find More Information."

  This prospectus does not contain separate financial statements for Sempra Energy Holdings or the trusts. Sempra Energy files consolidated financial information with the SEC that includes Sempra Energy Holdings and each of the trusts. The trusts do not have any independent function other than to issue securities and to purchase subordinated notes from Sempra Energy. We do not believe that additional financial information regarding Sempra Energy Holdings or the Trusts would be useful to you.

  You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the supplement to this prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

  This prospectus, any accompanying prospectus supplement and the additional information described under the heading "Where You Can Find More Information" may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, based on information currently available to our management. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should" or similar expressions, we are making forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of operations set forth under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K incorporated by reference into this prospectus.

  Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and shareholder value may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and value are beyond our ability to control or predict. These statements are necessarily based upon various assumptions involving judgments with respect to the future including, among others, our ability to achieve synergies and revenue growth, national, international, regional and local economic, competitive and regulatory conditions and developments, technological developments, capital market conditions, inflation rates, interest rates, energy markets, weather conditions, business and regulatory or legal decisions, the pace of deregulation of retail natural gas and electricity, the timing and extent of changes in commodity prices for oil, natural gas and electricity, and some agricultural products, the timing and success of business development efforts, and other uncertainties, all of which are difficult to predict and many of which are beyond our control. You are cautioned not to put undue reliance on any forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

  You should also consider any other factors contained in this prospectus or in any accompanying supplement, including the information incorporated by reference into this prospectus or into any accompanying supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

Available Information

  Sempra Energy files reports, proxy statements and other information with the SEC. Information filed with the SEC by Sempra Energy can be inspected and copied at the Public Reference Room maintained by the SEC and at the Regional Offices of the SEC as follows:

   Public Reference Room     New York Regional Office      Chicago Regional Office
   450 Fifth Street, N.W.      7 World Trade Center            Citicorp Center
         Room 1024                  Suite 1300             500 West Madison Street
   Washington, D.C. 20549    New York, New York 10048            Suite 1400
                                                        Chicago, Illinois 60661-2551

  You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

  The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, such as Sempra Energy, who file electronically with the SEC. The address of that site is http://www.sec.gov.

  Sempra Energy's common stock is listed on the New York Stock Exchange (NYSE:
SRE), and reports, proxy statements and other information concerning Sempra Energy can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. In addition, reports, proxy statements and other information concerning Sempra Energy can be inspected at its offices at 101 Ash Street, San Diego, California 92101.

  This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or Sempra Energy, as indicated below. Forms of the indentures, the declarations of trust and other documents establishing the terms of the offered securities and the guarantees are filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

  The rules of the SEC allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about Sempra Energy.

      Sec Filings (File No. 1-14201)                     Period
      ------------------------------                     ------
   Annual Report on Form 10-K.......... Year ended December 31, 1998
   Current Reports on Form 8-K......... Filed February 23, 1999, April 2, 1999,
                                         April 14, 1999 and May 5, 1999
   Registration Statement on Form 8-A.. Filed June 5, 1998

  We are also incorporating by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering of securities described in this prospectus.

  Sempra Energy will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

    Sempra Energy
    101 Ash Street
    San Diego, California 92101
    Attention: Corporate Secretary
    Telephone: (619) 696-2034

                                 SEMPRA ENERGY

  Sempra Energy, based in San Diego, is a Fortune 500 energy services company. Through two regulated utility subsidiaries, Southern California Gas Company and San Diego Gas & Electric Company, Sempra Energy serves over 21 million consumers, the largest customer base of any gas, electric or combination gas and electric utility in the United States. Natural gas service is provided throughout Southern California and portions of Central California through over
5.5 million active meters. Electric service is provided throughout San Diego County and portions of Orange County, both in Southern California, through over 1.2 million active meters. Through other subsidiaries, Sempra Energy also provides other energy-related products and services.

  The information above concerning Sempra Energy and its subsidiaries is only a summary and does not purport to be comprehensive. For additional information concerning Sempra Energy and its subsidiaries, you should refer to the information described in "Where You Can Find More Information."

  Sempra Energy's offices are located at 101 Ash Street, San Diego, California 92101 and the telephone number is (619) 696-2000.

                            SEMPRA ENERGY HOLDINGS

  Sempra Energy Holdings is a wholly-owned subsidiary of Sempra Energy. It is a holding company for some of the other subsidiaries of Sempra Energy that are not subject to California utility regulation. Its principal direct and indirect subsidiaries currently are:

  . Sempra Energy Solutions provides energy-related products and services to commercial, industrial, governmental, institutional and consumer markets. Its principal subsidiaries are Sempra Energy Trading and CES/Way.

  . Sempra Energy Trading, a wholesale trader of physical and financial energy products, including natural gas, power, crude oil and associated commodities. Sempra Energy Trading serves a broad range of customers, including electric and gas utilities, industrial and large commercial end users, and major energy marketers. It specializes in high-volume transactions and provides its customers with customized energy delivery and pricing programs.

  . CES/Way provides energy-efficiency engineering services for government and institutional customers.

  . Sempra Energy Resources acquires and develops power plants for the competitive market and operates natural gas storage, production and transportation assets. Sempra Energy Resources' power plants use state-of-the-art, combined-cycle power generation technology and natural gas to generate electricity for the wholesale market and retail electric providers, including utilities, marketers and large energy users.

  . Sempra Energy International engages in energy-infrastructure projects outside the United States, including natural gas transmission and distribution systems. It currently has interests in gas distribution partnerships in Mexico, Argentina and Uruguay.

  Sempra Energy Holdings may, in the future, engage in other businesses.

  Sempra Energy Holdings' offices are located at 101 Ash Street, San Diego, California 92101 and the telephone number is (619) 696-2034.

                                   THE TRUSTS

  Sempra Energy created three Delaware business trusts pursuant to three Declarations of Trust. The trusts are named Sempra Energy Capital Trust I, Sempra Energy Capital Trust II and Sempra Energy Capital Trust III. Sempra Energy will file an Amended and Restated Declaration of Trust (a "Declaration") for each trust, which will state the terms and conditions for each trust to issue and sell its preferred securities and common securities. A form of Declaration is filed as an exhibit to the registration statement of which this prospectus forms a part.

  Each trust will exist solely to:

  . issue and sell its preferred securities (representing undivided beneficial interests in the trust) to the public;

  . issue and sell its common securities (representing undivided beneficial interests in the trust) to Sempra Energy;

  . use the proceeds from the sale of its preferred and common securities to purchase a series of Sempra Energy's subordinated debt securities;

  . distribute the cash payments it receives on the subordinated debt securities it owns to the holders of the preferred and common securities;

  . maintain its status as a grantor trust for federal income tax purposes;
    and

  . engage in other activities that are necessary or incidental to these purposes.

  Sempra Energy will purchase all of the common securities of each trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The preferred securities will represent the remaining 97% of the trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Sempra Energy defaults on the related subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the preferred securities in priority of payment.

  The preferred securities will be guaranteed by Sempra Energy as described later in this prospectus.

  Sempra Energy has appointed five trustees to conduct each trust's business and affairs:

  . The Bank of New York ("property trustee");

  . The Bank of New York ("Delaware trustee"); and

  . Three Sempra Energy officers ("regular trustees").

  Only Sempra Energy, as owner of the common securities, can remove or replace the trustees. In addition, Sempra Energy can increase or decrease the number of trustees. However, the majority of trustees will always be regular trustees.

  Sempra Energy will pay all fees and expenses related to each trust and each offering of the related preferred securities and will pay all ongoing costs and expenses of each trust, except the respective trust's obligations under the related preferred and common securities.

  The trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because no trust will have any independent operations. Each trust exists solely for the reasons summarized above.

                                USE OF PROCEEDS

  Unless stated otherwise in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be:

  . used by Sempra Energy and/or its subsidiaries for general corporate purposes, including investing in unregulated business activities and reducing short-term debt incurred to provide interim financing for such purposes; and

  . used by the respective trusts to purchase subordinated debt securities of Sempra Energy.

                RATIO OF SEMPRA ENERGY EARNINGS TO FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the ratio of Sempra Energy earnings to combined fixed charges and preferred stock dividends for Sempra Energy for each of the five years in the five-year period ended December 31, 1998:

                                                            December 31,
                                                      ------------------------
                                                      1994 1995 1996 1997 1998
                                                      ---- ---- ---- ---- ----
     Ratio of Earnings to Combined Fixed Charges and
      Preferred Stock Dividends.....................  2.94 3.13 3.67 3.75 2.73

                           DESCRIPTION OF SECURITIES

  The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. For more information about the securities offered by us, please refer to:

  . the indenture between Sempra Energy and Citibank, N.A., as trustee relating to the issuance of each series of senior debt securities by Sempra Energy;

  . the indenture ("subordinated indenture") between Sempra Energy and The
    Bank of New York, as trustee relating to the issuance of each series of subordinated debt securities by Sempra Energy;

  . the indenture among Sempra Energy Holdings, Sempra Energy, as Guarantor and U.S. Bank Trust Company, as trustee relating to the issuance of each series of senior debt securities by Sempra Energy Holdings;

  . the Declaration of each trust; and

  . Sempra Energy's guarantee of the preferred securities issued by each trust.

  Forms of these documents are filed as exhibits to the registration statement. The indentures listed above are sometimes collectively referred to as the "indentures" and individually referred to as an "indenture." The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

                         DESCRIPTION OF DEBT SECURITIES

  The following description sets forth the general terms and provisions of the debt securities that Sempra Energy and Sempra Energy Holdings may offer by this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities in the case of Sempra Energy and as senior debt securities in the case of Sempra Energy Holdings. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated debt of the company issuing the senior debt security (either Sempra Energy or Sempra Energy Holdings). The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to the prior payment in full of the senior debt of Sempra Energy, to the extent and in the manner set forth in the prospectus supplement for the securities. See "--Subordination" below. Throughout this description, references to "we," "us" and "our" should be read to refer to the company issuing the particular securities, unless the context indicates that "we," "us" or "our" refers to both Sempra Energy and Sempra Energy Holdings.

  Each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the prospectus supplement relating to the debt securities.

  Each indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in the indenture. We also include references in parentheses to certain sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements.

General

  We may issue an unlimited amount of debt securities under the indentures in one or more series. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

  The debt securities of Sempra Energy and Sempra Energy Holdings will be unsecured obligations of the company issuing the security, and the debt securities of Sempra Energy Holdings will be unconditionally guaranteed by Sempra Energy as to payment of principal, premium, if any, and interest. See "Guarantee of Sempra Energy; Holding Company Structure."

  Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture (including any pricing supplement) and a board resolution of the issuing company or in one or more officer's certificates of the issuing company pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of the series of debt securities:

  (a) the title of the debt securities;

  (b) any limit upon the principal amount of the debt securities;

  (c) the date or dates on which principal will be payable or how to determine the dates;

  (d) the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the "interest payment dates;" and any record dates for the interest payable on the interest payment dates;

  (e) any obligation or option of the issuing company to redeem, purchase or repay debt securities, or any option of the registered holder to require the issuing company to redeem or repurchase debt securities, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

  (f) the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

  (g) whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities; and

  (h) any other terms of the debt securities.

(See Section 301.)

Guarantee of Sempra Energy; Holding Company Structure

  Sempra Energy will unconditionally guarantee the payment of principal of and any premium and interest on the debt securities issued by Sempra Energy Holdings, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the debt securities and the indenture. These guarantees are referred to as the "debt securities guarantees" in this prospectus. The debt securities guarantees will remain in effect until the entire principal of and any premium and interest on the debt securities has been paid in full or otherwise discharged in accordance with the provisions of the indenture. (See Article Fourteen.)

  Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, Sempra Energy's cash flow and its ability to meet its obligations under its debt securities and the debt securities guarantees are largely dependent upon the earnings of its subsidiaries and the distribution or other payment of these earnings to Sempra Energy in the form of dividends or loans or advances and repayment of loans and advances from Sempra Energy. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Sempra Energy debt securities or to make any funds available for payment of amounts due on these debt securities or, except for Sempra Energy Holdings, the debt securities guarantees.

  Because Sempra Energy is a holding company, its obligations under the debt securities and the debt securities guarantees will be effectively subordinated to all existing and future liabilities of its subsidiaries. Therefore, Sempra Energy's rights and the rights of its creditors, including the rights of the holders of the debt securities issued by Sempra Energy and any debt securities guarantees, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary's creditors. To the extent that Sempra Energy may itself be a creditor with recognized claims against any of its subsidiaries, Sempra Energy's claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary senior to that held by Sempra Energy. Although agreements to which Sempra Energy and its subsidiaries are parties limit the incurrence of additional indebtedness, both Sempra Energy and its subsidiaries retain the ability to incur substantial additional indebtedness and other liabilities.

  In addition, Sempra Energy Holdings also conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, the discussion above is equally applicable to Sempra Energy Holdings and the debt securities it issues.

Payment of Debt Securities--Interest

  Unless indicated differently in a prospectus supplement, we will pay interest on the debt security on each interest payment date by check mailed to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date, except that interest payable at stated maturity, upon redemption or otherwise, will be paid to the person to whom principal is paid.

  However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

  (a) We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between 10 and 15 days before the payment date we propose. Finally, we will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

  (b) Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Debt Securities--Principal

  Unless we indicate differently in a prospectus supplement, we will pay principal of and any premium and interest on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the trustee, as our paying agent. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

  In our discretion, we may change the place of payment on the debt securities, and may remove any paying agent and may appoint one or more additional paying agents. (See Section 1002.)

Form; Transfers; Exchanges

  The debt securities will be issued

  (a) only in fully registered form;

  (b) without interest coupons; and

  (c) in denominations that are even multiples of $1,000.

  You may have your debt securities divided into debt securities of smaller denominations (of at least $1,000) or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

  You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the "security registrar." It will also perform transfers.

  In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

  Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (a) debt securities during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Redemption

  We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series or any tranche of a series are to be redeemed, the trustee will select the debt securities to be redeemed. In the absence of any provision for selection, the trustee will choose a method of random selection it deems fair and appropriate. (See Sections 1102, 1103 and 1104.)

  Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once you surrender the debt security for redemption. (See Section 1105.) If only part of a debt security is redeemed, the trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (Section 1106.)

  We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the debt securities. (See Section 1104.)

Events of Default

  An "event of default" occurs with respect to debt securities of any series if:

  (a) we do not pay any interest on any debt securities of the applicable series within 60 days of the due date;

  (b) we do not pay principal or premium on any debt securities of the applicable series on its due date;

  (c) we remain in breach of a covenant or warranty (excluding covenants and warranties solely applicable to a specific series) of the indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the trustee or registered holders of 25% of the principal amount of debt securities of the affected series;

  (d) the debt securities guarantees on any series

    (1) cease to be effective (except in accordance with their terms),

    (2) are found in any judicial proceeding to be unenforceable or invalid, or

    (3) are denied or disaffirmed (except in accordance with their terms);

  (e) we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

  (f) any other event of default specified in the prospectus supplement occurs.

(See Section 501.)

  No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indenture.

Remedies

 Acceleration

  If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. (See Section 502.)

 Rescission of Acceleration

  After the declaration of acceleration has been made and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if

  (a) we pay or deposit with the trustee a sum sufficient to pay

    (1) all overdue interest;

    (2) the principal of and any premium which have become due otherwise than by the declaration of acceleration and overdue interest on these amounts;

    (3) interest on overdue interest to the extent lawful;

    (4)  all amounts due to the trustee under the indenture; and

  (b) all events of default, other than the nonpayment of the principal which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

(See Section 502.)

  For more information as to waiver of defaults, see "Waiver of Default and of Compliance" below.

 Control by Registered Holders; Limitations

  Subject to the indenture, if an event of default with respect to the debt securities of any one series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series will have the right to

  (a) direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or

  (b) exercise any trust or power conferred on the trustee with respect to the debt securities of the series.

  If an event of default is continuing with respect to more than one series of debt securities, the registered holders of a majority in aggregate principal amount of the outstanding debt securities of all the series, considered as one class, will have the right to make such direction, and not the registered holders of the debt securities of any one of the series. These rights of registered holders to make direction are subject to the following limitations:

  (a) the registered holders' directions will not conflict with any law or the indenture; and

  (b) the registered holders' directions may not involve the trustee in personal liability where the trustee believes indemnity is not adequate.

  The trustee may also take any other action it deems proper which is consistent with the registered holders' direction. (See Sections 512 and 603.)

  In addition, the indenture provides that no registered holder of any debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless

  (a) that registered holder has previously given the trustee written notice of a continuing event of default;

  (b) the registered holders of 25% in aggregate principal amount of the outstanding debt securities of all affected series, considered as one class, have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

  (c) for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of all affected series, considered as one class.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders. (See Sections 507 and 603.)

  However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Sections 507 and 508.)

Notice of Default

  The trustee is required to give the registered holders of the debt securities notice of any default under the indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (c) under "Events of Default," no notice shall be given to the registered holders until at least 75 days after the occurrence thereof. (See Section 602.) The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

  We will furnish the trustee with an annual statement as to the compliance by the company issuing the debt security with the conditions and covenants in the indenture. (See Section 1005.)

Waiver of Default and of Compliance

  The registered holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive, on behalf of the registered holders of all debt securities of the series, any past default under the indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding debt security. (See Section 513.)

  Compliance with certain covenants in the indenture or otherwise provided with respect to debt securities may be waived by the registered holders of a majority in aggregate principal amount of the affected debt securities, considered as one class. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

  Subject to the provisions described in the next paragraph, each of Sempra Energy and Sempra Energy Holdings will preserve its corporate existence. (See
Section 1004.)

  Sempra Energy and Sempra Energy Holdings have each agreed not to consolidate with or merge into any other entity, and Sempra Energy has agreed not to convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

  (a) the entity formed by the consolidation or into which Sempra Energy or Sempra Energy Holdings, as the case may be, is merged, or the entity which acquires or which leases the property and assets of Sempra Energy substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding debt securities (or the debt securities guarantees endorsed thereon, as the case may be) and the performance of all of the covenants of Sempra Energy or Sempra Energy Holdings, as the case may be, under the indenture, and

  (b) immediately after giving effect to the transactions, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing.

(See Section 801.)

  Neither the indenture nor the debt security guarantee contains any financial or other similar restrictive covenants. Any such covenants with respect to any particular series of debt securities will be set forth in the applicable prospectus supplement.

Modification of Indenture

  Without Registered Holder Consent. Without the consent of any registered holders of debt securities, we and the applicable trustee may enter into one or more supplemental indentures for any of the following purposes:

  (a) to evidence the succession of another entity to Sempra Energy or Sempra Energy Holdings; or

  (b) to add one or more covenants of Sempra Energy or Sempra Energy Holdings or other provisions for the benefit of the registered holders of all or any series or tranche of debt securities, or to surrender any right or power conferred upon Sempra Energy or Sempra Energy Holdings; or

  (c) to add any additional events of default for all or any series of debt securities; or

  (d) to change or eliminate any provision of the indenture or to add any new provision to the indenture that does not adversely affect the interests of the registered holders; or

  (e) to provide security for the debt securities of any series; or

  (f) to establish the form or terms of debt securities of any series or tranche or any debt securities guarantees as permitted by the indenture; or

  (g) to provide for the issuance of bearer securities; or

  (h) to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

  (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series or tranche of debt securities; or

  (j) to change any place or places where

    (1) we may pay principal, premium and interest,

    (2) debt securities may be surrendered for transfer or exchange, or

    (3) notices and demands to or upon Sempra Energy or Sempra Energy Holdings may be served; or

  (k) to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the registered holders in any material respect.

(See Section 901.)

  If the Trust Indenture Act is amended after the date of the indenture so as to require changes to the indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, and Sempra Energy, Sempra Energy Holdings and the applicable trustee may, without the consent of any registered holders, enter into one or more supplemental indentures to effect or evidence the amendment.

  With Registered Holder Consent. We and the trustee may, with some exceptions, amend or modify any indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of all series affected by the amendment or modification (voting as one class). However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security directly affected thereby,

  (a) change the stated maturity of the principal or interest on any debt security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

  (b) reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the indenture; or

  (c) modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

  A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of registered holders of debt securities of one or more particular series or tranches will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series or tranche. (See Section 902.)

Miscellaneous Provisions

  The indenture provides that certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under "Satisfaction and

Discharge" below, will not be deemed to be "outstanding" in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

  We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Defeasance and Covenant Defeasance

  The indentures provide, unless the terms of the particular series of debt securities provide otherwise, that we may, upon satisfying several conditions, cause ourselves to be:

  (a) discharged from our obligations, with some exceptions, with respect to any series of debt securities, which we refer to as "defeasance"; and

  (b) released from our obligations under certain covenants with respect to any series of debt securities, which we refer to as "covenant defeasance".

  One condition we must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payments or upon redemption.

  The indentures permit defeasance with respect to any series of debt securities even if a prior covenant defeasance has occurred with respect to the debt securities of that series. Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the covenants described in the description of covenant defeasance above. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the respective debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

  Under current United States federal income tax law, the defeasance contemplated in the preceding paragraphs would be treated as an exchange of the relevant debt securities in which holders of the debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would be required thereafter to include in income might be different from that which would be includible in the absence of such defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

  Under current United States federal income tax laws, unless accompanied by other changes in the terms of the debt securities, covenant defeasance should not be treated as a taxable exchange.

Resignation and Removal of the Trustee; Deemed Resignation

  The trustee may resign at any time by giving written notice to us.

  The trustee may also be removed by act of the registered holders of a majority in principal amount of the then outstanding debt securities of any series.

  No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

  Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the trustee will be deemed to have resigned.

  (Section 610).

Subordination

  Unless we indicate differently in a prospectus supplement, any subordinated debt securities will be subordinated in the following manner. If Sempra Energy's assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any subordinated debt securities will be subordinated, to the extent provided in the subordinated debt security indenture and the applicable supplemental indenture, to the prior payment in full of all senior indebtedness, including senior debt securities. However, Sempra Energy's obligation to pay principal (and premium, if any) or interest on the subordinated debt securities will not otherwise be affected. No payment on account of principal (or premium, if any), sinking fund or interest may be made on the subordinated debt securities at any time when there is a default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness. If, while Sempra Energy is in default on senior indebtedness, any payment is received by the trustee under the subordinated debt security indenture or the holders of any of the subordinated debt securities before it has paid all senior indebtedness in full, the payment or distribution must be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Subject to paying the senior indebtedness in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

  Due to the subordination, if Sempra Energy's assets are distributed upon insolvency, certain of its general creditors may recover more, ratably, than holders of subordinated debt securities. The subordinated debt security indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge, and the legal defeasance provisions of the subordinated debt security indenture.

  If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in it will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Conversion Rights

  The terms and conditions of any debt securities being offered that are convertible into common stock of Sempra Energy will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.

Governing Law

  Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF SEMPRA ENERGY'S
                        COMMON STOCK AND PREFERRED STOCK

  The following description of Sempra Energy's common stock and preferred stock is only a summary and is qualified in its entirety by reference to the articles of incorporation and bylaws of Sempra Energy. Therefore, you should read carefully the more detailed provisions of Sempra Energy's Amended and Restated Articles of Incorporation, Sempra Energy's Amended and Restated Bylaws, and Sempra Energy's Rights Agreement, dated May 26, 1998, between Sempra Energy and First Chicago Trust Company of New York, as rights agent, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

  The authorized capital stock of Sempra Energy consists of (1) 750,000,000 shares of Sempra Energy common stock, without par value, and (2) 50,000,000 shares of preferred stock, without par value. As of February 27, 1999, there were issued and outstanding 240,119,972 shares of Sempra Energy common stock and no shares of Sempra Energy preferred stock. No other classes of capital stock are authorized under the Sempra Energy articles of incorporation. The issued and outstanding shares of Sempra Energy common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

Sempra Energy Common Stock

  The holders of Sempra Energy common stock are entitled to receive such dividends as the Sempra Energy board of directors may from time to time declare, subject to any rights of holders of outstanding shares of Sempra Energy preferred stock. Except as otherwise provided by law, each holder of Sempra Energy common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of shareholders, subject to any class or series voting rights of holders of Sempra Energy preferred stock. Under the Sempra Energy articles of incorporation, the Sempra Energy board of directors is classified into three classes each consisting of a number as nearly equal as possible to one-third of the total number of directors constituting the entire Sempra Energy board of directors. The holders of shares of Sempra Energy common stock are not entitled to cumulate votes for the election of directors.

  In the event of any liquidation, dissolution or winding up of Sempra Energy, whether voluntary or involuntary, the holders of shares of Sempra Energy common stock, subject to any rights of the holders of outstanding shares of Sempra Energy preferred stock, are entitled to receive any remaining assets of Sempra Energy after the discharge of its liabilities.

  Holders of Sempra Energy common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Sempra Energy common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

  Each outstanding share of Sempra Energy common stock is accompanied by a right to purchase one one-hundredth of a share of Class A Junior Participating Preferred Stock, without par value, of Sempra Energy at a price of $80.00 per right, subject to certain anti-dilution adjustments. The Sempra Energy board of directors has reserved 7,500,000 shares of such Class A preferred stock for issuance upon exercise of the rights, as more fully discussed below under the heading "--Description of Preferred Share Purchase Rights."

  The registrar and transfer agent for the Sempra Energy common stock is First Chicago Trust Company of New York.

Preferred Stock

  The Sempra Energy board of directors is authorized, pursuant to the Sempra Energy articles of incorporation, to issue up to 50,000,000 shares of Sempra Energy preferred stock in one or more series and to fix and determine the number of shares of preferred stock of any series, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series. Currently there are no shares of Sempra Energy preferred stock outstanding. However, the Sempra Energy board of directors has reserved 7,500,000 shares of Class A preferred stock for issuance in connection with rights issued under the Sempra Energy rights agreement.

  Prior to the issuance of shares of each series of preferred stock, the board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

  (a) the title and stated value of the preferred stock;

  (b) voting rights, if any, of the preferred stock;

  (c) any rights and terms of redemption (including sinking fund provisions);

  (d) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

  (e) whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

  (f) the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

  (g) the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

  (h) the provision for redemption, if applicable, of the preferred stock;

  (i) the provisions for a sinking fund, if any, for the preferred stock;

  (j) liquidation preferences;

  (k) any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  (l) any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

  All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

  In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of preferred stock being offered:

  (a) the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

  (b) the procedures for any auction and remarketing, if any, for the preferred stock;

  (c) any listing of the preferred stock on any securities exchange; and

  (d) a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.


Rank

  Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

  (a) senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

  (b) on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

  (c) junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

Description of Preferred Share Purchase Rights

  On May 26, 1998, the Sempra Energy board of directors adopted a preferred share purchase rights plan providing that one preferred share purchase right will attach to each share of Sempra Energy common stock. The description and terms of the rights are set forth in a rights agreement, dated as of May 26, 1998, by and between Sempra Energy and First Chicago Trust Company of New York, as rights agent. The purchase rights have an anti-takeover effect that is intended to discourage coercive or unfair takeover tactics and to encourage any potential acquirer to negotiate a fair price to all Sempra Energy shareholders. The purchase rights may cause substantial dilution to any party that may attempt to acquire Sempra Energy on terms not approved by the Sempra Energy board of directors. However, the purchase rights are structured in a way so as not to interfere with any negotiated merger or other business combination. The rights will expire on May 31, 2008. Until a right is exercised, the holder of the right will have no rights as a shareholder of Sempra Energy beyond those rights afforded to existing shareholders, including the right to vote or to receive dividends.

  The rights are designed to assure that all of Sempra Energy's shareholders receive fair and equal treatment in the event of any proposed takeover of Sempra Energy and to guard against partial tender offers, open market accumulations and other abusive tactics that may be deployed to gain control of Sempra Energy without a control premium paid to all shareholders. Any time prior to the first date that a person or group has become an "acquiring person" as defined in the rights agreement, the rights should not interfere with any merger or other business combination as long as it is approved by the Sempra Energy board of directors.

Anti-Takeover Provisions

  The Sempra Energy articles of incorporation and bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Sempra Energy stock or delaying or preventing a change in control of Sempra Energy. The material provisions which may have such an effect are:

  (a) classification of the Sempra Energy board of directors into three classes with the term of only one class expiring each year;

  (b) a provision permitting the Sempra Energy board of directors to make, amend or repeal the Sempra Energy bylaws;

  (c) authorization for the Sempra Energy board of directors to issue Sempra Energy preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

  (d) a provision that shareholders may take action only at annual or special meetings or by unanimous written consent in lieu of a meeting;

  (e) advance notice procedures with respect to nominations of directors or proposal other than those adopted or recommended by the Sempra Energy board of directors; and

  (f) provisions permitting amendment of certain of these provisions only by an affirmative vote of the holders of at least two-thirds of the outstanding shares of Sempra Energy common stock entitled to vote.

  Some acquisitions of Sempra Energy's outstanding voting shares would also require approval of the SEC under the Public Utility Holding Company Act of 1935 and of various state and foreign regulatory authorities.

                      DESCRIPTION OF PREFERRED SECURITIES

General

  Each Declaration authorizes the regular trustees to issue on behalf of each trust one series of preferred securities which will have the terms described in a prospectus supplement. The proceeds from the sale of a trust's preferred and common securities will be used by the trust to purchase a series of subordinated debt securities issued by Sempra Energy. The subordinated debt securities will be held in trust by the property trustee for the benefit of the holders of the preferred and common securities.

  Under each preferred securities guarantee, Sempra Energy will agree to make payments of distributions and payments on redemption or liquidation with respect to a trust's preferred securities, but only to the extent the trust has funds available to make those payments and has not made the payments. See "Description of Preferred Securities Guarantees."

  The assets of a trust available for distribution to the holders of its preferred securities will be limited to payments from Sempra Energy under the series of subordinated debt securities held by the trust. If Sempra Energy fails to make a payment on the subordinated debt securities, the trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.

  Each preferred securities guarantee, when taken together with Sempra Energy's obligations under the related series of subordinated debt securities, the subordinated indenture and the related Declaration, will provide a full and unconditional guarantee of amounts due on the preferred securities issued by a trust.

  Each Declaration will be qualified as an indenture under the Trust Indenture Act. Each property trustee will act as indenture trustee for the preferred securities to be issued by the applicable trust, in order to comply with the provisions of the Trust Indenture Act.

  Each series of preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and the other preferred, deferred or other special rights or other restrictions as described in the relevant Declaration or made part of the Declaration by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the preferred securities will mirror the terms of the subordinated debt securities held by the trust.

  The prospectus supplement relating to the preferred securities of a trust will describe the specific terms of the preferred securities, including:

  (a) the name of the preferred securities;

  (b) the dollar amount and number of securities issued;

  (c) any provision relating to deferral of distribution payments;

  (d) the annual distribution rate(s) (or method of determining the rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

  (e) the date from which distributions shall be cumulative;

  (f) the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the preferred securities shall be purchased or redeemed, in whole or in part;

  (g) the terms and conditions, if any, upon which the applicable series of subordinated debt securities may be distributed to holders of the preferred securities;

  (h) the voting rights, if any, of holders of the preferred securities;

  (i) any securities exchange on which the preferred securities will be listed;

  (j) whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depository for the global certificates and the specific terms of the depositary arrangements; and

  (k) any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.

  Each prospectus supplement will describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the series of preferred securities covered by the prospectus supplement.

Liquidation Distribution Upon Dissolution

  Unless otherwise specified in an applicable prospectus supplement, each Declaration states that the related trust shall be dissolved:

  (a) on the expiration of the term of the trust;

  (b) upon the bankruptcy of Sempra Energy;

  (c) upon the filing of a certificate of dissolution or its equivalent with respect to Sempra Energy;

  (d) after obtaining the consent of at least a majority in liquidation amount of the preferred and common securities of the trust, voting together as a single class;

  (e) 90 days after the revocation of the articles of incorporation of Sempra Energy (but only if the articles of incorporation are not reinstated during that 90-day period);

  (f) upon the distribution of the related subordinated debt securities directly to the holders of the preferred and common securities of the trust;

  (g) upon the redemption of all of the common and preferred securities of the trust; or

  (h) upon entry of a court order for the dissolution of Sempra Energy, or the trust.

  Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution, after the trust satisfies (whether by payment or reasonable provision for payment) all amounts owed to creditors, the holders of the preferred and common securities will be entitled to receive:

  (a) cash equal to the aggregate liquidation amount of each preferred and common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; unless

  (b) subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred and common securities are distributed to the holders of the preferred and common securities.

  If the trust cannot pay the full amount due on its preferred and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its preferred and common securities shall be paid pro rata. However, if an event of default under the related Declaration has occurred, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Declaration Events of Default

  An event of default under the subordinated indenture relating to a series of subordinated debt securities is an event of default under the Declaration of the trust that owns these subordinated debt securities (a "Declaration event of default"). See "Description of Debt Securities--Events of Default."

  Sempra Energy and the regular trustees of a trust must file annually with the property trustee for the trust a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the related Declaration.

  Upon the occurrence of a Declaration event of default, the property trustee of the applicable trust, as the sole holder of the subordinated debt securities held by the trust, will have the right under the subordinated indenture to declare the principal of, premium, if any, and interest on the subordinated debt securities to be immediately due and payable.

  If a property trustee fails to enforce its rights under the related Declaration or the subordinated indenture, any holder of the preferred securities issued by the related trust may, to the fullest extent permitted by law and subject to the terms of the Declaration and the subordinated indenture, sue Sempra Energy, or seek other remedies, to enforce the property trustee's rights under the Declaration or the subordinated indenture without first instituting a legal proceeding against the property trustee or any other person.

  If Sempra Energy fails to pay principal, premium, if any, or interest on a series of subordinated debt securities when payable, then a holder of the related preferred securities issued by a trust which owns the notes may directly sue Sempra Energy or seek other remedies to collect its pro rata share of payments owed.

Consolidation, Merger or Amalgamation of the Trusts

  A trust may not consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation or other body ("Merger Event"), except as described below or as described in "Liquidation Distribution Upon Dissolution." A trust may, with the consent of a majority of its regular trustees and without the consent of the holders of its preferred and common securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by another trust, if:

  (a) the successor entity either

    (1) assumes all of the obligations of the trust relating to its preferred and common securities; or

    (2) substitutes for the trust's preferred and common securities other securities substantially similar to the preferred and common securities ("successor securities"), so long as the successor securities rank the same as the preferred and common securities for distributions and payments upon liquidation, redemption and otherwise;

  (b) Sempra Energy acknowledges a trustee of the successor entity who has the same powers and duties as the property trustee of the trust as the holder of the particular series of subordinated debt securities;

  (c) the preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same national securities exchange or other organization that the preferred securities are then listed;

  (d) the Merger Event does not cause its preferred securities or successor securities to be downgraded by any national rating agency;

  (e) the Merger Event does not adversely affect the rights, preferences and privileges of the holders of its preferred and common securities or successor securities in any material way (other than with respect to any dilution of the holders' interest in the new entity);

  (f) the successor entity has a purpose substantially identical to that of the trust;

  (g) prior to the Merger Event, Sempra Energy has received an opinion of counsel from a nationally recognized law firm stating that:

    (1) the Merger Event does not adversely affect the rights of the holders of the trust's preferred securities or any successor securities in any material way (other than with respect to any dilution of the holders' interest in the new entity); and

    (2) following the Merger Event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

  (h) Sempra Energy guarantees the obligations of the successor entity under the successor securities in the same manner as in the applicable preferred securities guarantee and the guarantee of the common securities for the trust.

  In addition, unless all of the holders of the preferred and common securities approve otherwise, a trust shall not consolidate, amalgamate, merge with or into, convert into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the transaction would cause the trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Declarations

  The holders of preferred securities have no voting rights except as discussed under "--Consolidation, Merger or Amalgamation of the Trusts" and "Description of the Preferred Securities Guarantees--Amendments and Assignment," and as otherwise required by law and the Declaration for the trust.

  A Declaration may be amended if approved by a majority of the regular trustees of the applicable trust. However, if any proposed amendment provides for, or the regular trustees otherwise propose to effect:

  (a) any action that would adversely affect the powers, preferences or special rights of the trust's preferred and common securities, whether by way of amendment to the Declaration or otherwise; or

  (b) the dissolution, winding-up or termination of the trust other than pursuant to the terms of its Declaration, then the holders of the trust's preferred and common securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by at least a majority in liquidation amount of the preferred and common securities affected by the amendment or proposal.

  If any amendment or proposal referred to in clause (a) above would adversely affect only the preferred securities or the common securities of a trust, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will only be effective with the approval of at least a majority in liquidation amount of the affected class.

  No amendment may be made to a Declaration if the amendment would:

  (a) cause the related trust to be characterized as other than a grantor trust for United States federal income tax purposes;

  (b) adversely affect the powers, liabilities or duties of the property trustee or the Delaware trustee; or

  (c) cause the related trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act.

  The holders of a majority in aggregate liquidation amount of the preferred securities of each trust have the right to:

  (a) direct the time, method and place of conducting any proceeding for any remedy available to the property trustee of the trust; or

  (b) direct the exercise of any trust or power conferred upon the property trustee under that trust's Declaration, including the right to direct the property trustee, as the holder of a series of subordinated debt securities, to:

    (1) exercise the remedies available under the subordinated indenture with respect to the subordinated debt securities;

    (2) waive any event of default under the subordinated indenture that is waivable; or

    (3) cancel an acceleration of the principal of the subordinated debt securities.

  However, if the subordinated indenture requires the consent of the holders of more than a majority in aggregate principal amount of a series of subordinated debt securities (a "super-majority"), then the property trustee for the series must get approval of the holders of a super-majority in liquidation amount of the series of preferred securities.

  In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel stating that, as a result of the action, the trust will continue to be classified as a grantor trust for United States federal income tax purposes.

  The property trustee of a trust will notify all preferred securities holders of the trust of any notice received from the trustee of the subordinated indenture with respect to the subordinated debt securities held by the trust.

  As described in each Declaration, the property trustee may hold a meeting to have preferred securities holders vote on a change or have them approve the change by written consent.

  If a vote of preferred securities holders is taken or a consent is obtained, any preferred securities that are owned by Sempra Energy or any of its affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding. This means:

  (a) Sempra Energy and any of its affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of preferred securities; and

  (b) any preferred securities owned by Sempra Energy or any of its affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Removal and Replacement of Trustees

  Only the holder of a trust's common securities has the right to remove, or replace the regular trustees and, prior to an event of default, property and Delaware trustees of the trust. If an event of default occurs, only the holders of a trust's preferred securities have the right to remove or replace the property and Delaware trustees. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration for the trust.

Information Concerning the Property Trustees

  For matters relating to compliance with the Trust Indenture Act, the property trustee of each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Each property trustee, other than during the occurrence and continuance of a Declaration event of default under the applicable trust, undertakes to perform only the duties as are specifically set forth in the applicable Declaration and, upon a Declaration event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a property trustee is under no obligation to exercise any of the powers given it by the applicable Declaration at the request of any holder of preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the preferred securities will not be required to offer an indemnity where the holders, by exercising their voting rights, direct the property trustee to take any action following a Declaration event of default.

Miscellaneous

  The regular trustees of each trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

  (a) it will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

  (b) it will be classified as a grantor trust for United States federal income tax purposes; and

  (c) the subordinated debt securities held by it will be treated as indebtedness of Sempra Energy for United States federal income tax purposes.

  Sempra Energy and the regular trustees of a trust are authorized to take any action (so long as it is consistent with applicable law or the applicable certificate of trust or Declaration) that Sempra Energy and the regular trustees of the trust determine to be necessary or desirable for such purposes.

  Registered holders of preferred securities have no preemptive or similar rights.

  A trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Governing Law

  Each Declaration and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

                 DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

General

  Sempra Energy will execute a preferred securities guarantee, which benefits the holders of preferred securities, at the time that a trust issues those preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee ("preferred securities guarantee trustee") under each preferred securities guarantee for the purposes of compliance with the Trust Indenture Act.

  The preferred securities guarantee trustee will hold each preferred securities guarantee for the benefit of the preferred securities holders of the applicable trust.

  Sempra Energy will irrevocably agree, as described in each preferred securities guarantee, to pay in full, to the holders of the preferred securities issued by the applicable trust, the preferred securities guarantee payments (as defined below) (except to the extent previously paid), when and as due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. The following payments, to the extent not paid by a trust ("preferred securities guarantee payments"), will be covered by the applicable preferred securities guarantee:

    (a) any accrued and unpaid distributions required to be paid on the applicable preferred securities, to the extent that the trust has funds available to make the payment;

    (b) the redemption price, to the extent that the trust has funds available to make the payment; and

    (c) upon a voluntary or involuntary dissolution and liquidation of the trust (other than in connection with a distribution of subordinated debt securities to holders of the preferred securities or the redemption of all the preferred securities), the lesser of:

      (1) the aggregate of the liquidation amount specified in the prospectus supplement for each preferred security plus all accrued and unpaid distributions on the preferred security to the date of payment, to the extent the trust has funds available to make the payment; and

      (2) the amount of assets of the trust remaining available for distribution to holders of its preferred securities upon a dissolution and liquidation of the trust.

  Sempra Energy's obligation to make a preferred securities guarantee payment may be satisfied by directly paying the required amounts to the holders of the preferred securities or by causing the trust to pay the amounts to the holders.

  No single document executed by Sempra Energy relating to the issuance of preferred securities will provide for its full, irrevocable and unconditional guarantee of the preferred securities. It is only the combined operation of Sempra Energy's obligations under the subordinated indenture, the subordinated debt securities and the applicable preferred securities guarantee and Declaration that has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations under its preferred securities.

Status of the Preferred Securities Guarantees

  Each preferred securities guarantee will constitute an unsecured obligation of Sempra Energy and will rank:

    (a) subordinate and junior in right of payment to all of Sempra Energy's other liabilities (except any guarantee now or hereafter issued by Sempra Energy in respect of any preferred or preference stock of any of its affiliates);

    (b) equal with any guarantee now or hereafter issued by Sempra Energy in respect of the most senior preferred or preference stock now or hereafter issued by Sempra Energy, and with any guarantee now or hereafter issued by it in respect of any preferred or preference stock of any of its affiliates; and

    (c) senior to Sempra Energy's common stock.

  Each Declaration will require that the holder of preferred securities accept the subordination provisions and other terms of the preferred securities guarantee. Each preferred securities guarantee will constitute a guarantee of payment and not of collection (in other words the holder of the guaranteed security may sue Sempra Energy, or seek other remedies, to enforce its rights under the preferred securities guarantee without first suing any other person or entity). A preferred securities guarantee will not be discharged except by payment of the preferred securities guarantee payments in full to the extent not previously paid or upon distribution to the applicable preferred securities holders of the corresponding series of subordinated debt securities pursuant to the appropriate Declaration.

Amendments and Assignment

  Except with respect to any changes which do not adversely affect the rights of holders of a series of preferred securities in any material respect (in which case no consent of the holders will be required), a preferred securities guarantee may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the preferred securities (excluding any the preferred securities held by Sempra Energy or any of its affiliates). A description of the way to obtain any approval is described under "Description of the Preferred Securities--Voting Rights; Amendment of Declarations." All guarantees and agreements contained in a preferred securities guarantee will be binding on Sempra Energy's successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable preferred securities.

Preferred Securities Guarantee Events of Default

  An event of default under a preferred securities guarantee occurs if Sempra Energy fails to make any of its required payments or perform its obligations under the preferred securities guarantee.

  The holders of at least a majority in aggregate liquidation amount of the preferred securities relating to each preferred securities guarantee (excluding any preferred securities held by Sempra Energy or any of its affiliates) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee relating to the preferred securities guarantee or to direct the exercise of any trust or power given to the preferred securities guarantee trustee under the preferred securities guarantee.

Information Concerning the Preferred Securities Guarantee Trustees

  The preferred securities guarantee trustee under a preferred securities guarantee, other than during the occurrence and continuance of a default under the preferred securities guarantee, will perform only the duties that are specifically described in the preferred securities guarantee. After such a default, the preferred securities guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a preferred securities guarantee trustee is under no obligation to exercise any of its powers as described in the applicable preferred securities guarantee at the request of any holder of covered preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Preferred Securities Guarantees

  Each preferred securities guarantee will terminate once the applicable preferred securities are paid in full or upon distribution of the corresponding series of subordinated debt securities to the holders of the preferred securities. Each preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of preferred securities issued by the applicable trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Governing Law

  The preferred securities guarantees will be governed by and construed in accordance with the laws of the State of New York.

Relationship Among Preferred Securities, Preferred Securities Guarantees and Subordinated Debt Securities Held By Each Trust

  Payments of distributions and redemption and liquidation payments due on each series of preferred securities (to the extent the applicable trust has funds available for the payments) will be guaranteed by Sempra Energy to the extent described under "Description of the Preferred Securities Guarantees." No single document executed by Sempra Energy in connection with the issuance of any series of preferred securities will provide for its full, irrevocable and unconditional guarantee of the preferred securities. It is only the combined operation of Sempra Energy's obligations under the applicable preferred securities guarantee, Declaration, subordinated indenture and subordinated debt securities that has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations under its preferred securities.

  As long as Sempra Energy makes payments of interest and other payments when due on the subordinated debt securities held by a trust, the payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities issued by that trust, primarily because:

    (a) the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the preferred and common securities;

    (b) the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

    (c) Sempra Energy shall pay for any and all costs, expenses and liabilities of each trust except the trust's obligations under its preferred securities (and Sempra Energy has agreed to guarantee such payment); and

    (d) each Declaration provides that the related trust will not engage in any activity that is not consistent with the limited purposes of the trust.

  If and to the extent that Sempra Energy does not make payments on the subordinated debt securities, the trust will not have funds available to make payments of distributions or other amounts due on its preferred securities. In those circumstances, you will not be able to rely upon the preferred securities guarantee for payment of these amounts. Instead, you may directly sue Sempra Energy or seek other remedies to collect your pro rata share of payments owed. If you sue Sempra Energy to collect payment, then Sempra Energy will assume your rights as a holder of preferred securities under the trust's Declaration to the extent Sempra Energy makes a payment to you in any legal action.

  A holder of any preferred security may sue Sempra Energy, or seek other remedies, to enforce its rights under the applicable preferred securities guarantee without first suing the applicable preferred securities guarantee trustee, the trust which issued the preferred security or any other person or entity.

                                    EXPERTS

  The consolidated financial statements, the related financial statement schedule and the supplemental schedule of summarized financial information as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                 VALIDITY OF THE SECURITIES AND THE GUARANTEES

  John R. Light, Esq., Executive Vice President and General Counsel of Sempra Energy will pass upon the validity of the securities and the guarantees. Richards, Layton & Finger, P.A., special Delaware counsel to Sempra Energy and the trusts, will pass upon certain matters of Delaware law relating to the validity of the preferred securities. Latham & Watkins, Los Angeles, will pass upon the validity of the securities and the guarantees for any underwriters or agents.

                              PLAN OF DISTRIBUTION

  We may sell the securities described in this prospectus from time to time in one or more transactions

    (a) to purchasers directly;

    (b) to underwriters for public offering and sale by them;

    (c) through agents;

    (d) through dealers; or

    (e) through a combination of any of the foregoing methods of sale.

  We may distribute the securities from time to time in one or more transactions at:

    (a) a fixed price or prices, which may be changed;

    (b) market prices prevailing at the time of sale;

    (c) prices related to such prevailing market prices; or

    (d) negotiated prices.

 Direct Sales

  We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

 To Underwriters

  The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Merrill Lynch & Co., Morgan Stanley Dean Witter and Salomon Smith Barney Inc. may be involved in any at the market offering of equity securities by or on our behalf.

  Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

  Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

 Through Agents and Dealers

  We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

  If we utilize a dealer in the sale of the securities being offered pursuant to their prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

 Delayed Delivery Contracts

  If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement.

  The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

 General Information

  Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

  Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

  Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange. The securities will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   Securities and Exchange Commission registration fee.............. $  295,000
   Printing expenses................................................ $  150,000
   Trustee fees and expenses........................................ $   75,000
   Legal fees and expenses.......................................... $  100,000
   Accounting fees and expenses..................................... $  250,000
   Blue Sky fees and expenses....................................... $   10,000
   Rating Agency fees............................................... $  250,000
   Miscellaneous.................................................... $    3,000
                                                                     ----------
     Total.......................................................... $1,133,000
                                                                     ==========

  All of the above except the Securities and Exchange Commission registration fee are estimated.

Item 15. Indemnification of Officers and Directors.

  Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The Sempra Energy Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide that indemnification for liability for monetary damages incurred by directors, officers and other agents of Sempra Energy shall be allowed, subject to certain limitations, in excess of the indemnification otherwise permissible under California law. In addition, Sempra Energy and Sempra Energy Holdings have indemnification agreements with each of their officers and directors that provide for indemnification for monetary damages to the fullest extent permissible under California law. Sempra Energy and Sempra Energy Holdings maintain liability insurance and are also insured against loss for which they may be required or permitted by law to indemnify their directors and officers for their related acts.

  The directors and officers of Sempra Energy and Sempra Energy Holdings are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Sempra Energy or Sempra Energy Holdings.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

  1.1  Underwriting Agreement (Preferred Securities).*
  1.2  Underwriting Agreement (Debt Securities--Sempra Energy).*
  1.3  Underwriting Agreement (Debt Securities--Sempra Energy Holdings).*
  1.4  Underwriting Agreement (Common Stock).*

   1.5  Underwriting Agreement (Preferred Stock).*
   3.1  Amended and Restated Articles of Incorporation of Sempra Energy
        (Incorporated by reference from the Registration Statement on Form S-3
        File No. 333-51309 dated April 29, 1998 (Exhibit 3.1)).
   3.2  Amended and Restated Bylaws of Sempra Energy effective May 26, 1998
        (Incorporated by reference from the Registration Statement on Form S-8
        File No. 333-56161 dated June 5, 1998 (Exhibit 3.2)).
   3.3  Articles of Incorporation of Sempra Energy Holdings.
   3.4  Bylaws of Sempra Energy Holdings.
   3.5  Certificate of Trust of Sempra Energy Capital Trust I.
   3.6  Certificate of Trust of Sempra Energy Capital Trust II.
   3.7  Certificate of Trust of Sempra Energy Capital Trust III.
   4.1  Form of Indenture for Senior Debt Securities (Sempra Energy).
   4.2  Form of Indenture for Subordinated Debt Securities (Sempra Energy).
   4.3  Form of Indenture for Senior Debt Securities (Sempra Energy Holdings).
   4.4  Form of Senior Note--Sempra Energy (included in Exhibit 4.1).
   4.5  Form of Subordinated Note--Sempra Energy (included in Exhibit 4.2).
   4.6  Form of Senior Note--Sempra Energy Holdings (included in Exhibit 4.3).
   4.7  Form of Preferred Security (included in Exhibit 4.12).
   4.8  Form of Preferred Security Guarantee.
   4.9  Declaration of Trust of Sempra Energy Capital Trust I.
   4.10 Declaration of Trust of Sempra Energy Capital Trust II.
   4.11 Declaration of Trust of Sempra Energy Capital Trust III.
   4.12 Form of Amended and Restated Declaration of Trust for each of Sempra
        Energy Capital Trust I, Sempra Energy Capital Trust II and Sempra
        Energy Capital Trust III.
   4.13 Rights Agreement dated May 26, 1998 between Sempra Energy and First
        Chicago Trust Company of New York, as rights agent (Incorporated by reference from the Registration Statement on Form 8-A File No. 001-
        14201 filed June 5, 1998 (Exhibit 1)).
   5.1  Opinion of John R. Light, Esq.
   5.2  Opinion of Richards, Layton & Finger, P.A. relating to Sempra Energy
        Capital Trust I.
   5.3  Opinion of Richards, Layton & Finger, P.A. relating to Sempra Energy
        Capital Trust II.
   5.4  Opinion of Richards, Layton & Finger, P.A. relating to Sempra Energy
        Capital Trust III.
  12.1 Statement regarding the computation of ratio of earnings to combined fixed charges and preferred stock dividends for the years ended
        December 31, 1998, 1997, 1996, 1995 and 1994.
  23.1  Consent of John R. Light, Esq. (included in Exhibit 5.1).
  23.2  Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5.2,
        5.3 and 5.4).
  23.3  Independent Auditors' Consent (Deloitte & Touche LLP).
  24.1  Powers of Attorney (included on pages II-5, 7, 8 and 9).
  25.1  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
        1939, as amended, of Citibank, N.A., as Trustee under the Indenture
        (Senior Debt Securities--Sempra Energy).
  25.2  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
        1939, as amended, of The Bank of New York, as Trustee under the Indenture (Subordinated Debt Securities--Sempra Energy).

  25.3   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, as Trustee under the Indenture (Senior
         Debt Securities--Sempra Energy Holdings).
  25.4   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee--Sempra Energy Capital
         Trust I.
  25.5   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee--Sempra Energy Capital
         Trust II.
  25.6   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee--Sempra Energy Capital
         Trust III.
  25.7   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Securities Guarantee Trustee--
         Sempra Energy Capital Trust I.
  25.8   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Securities Guarantee Trustee--
         Sempra Energy Capital Trust II.
  25.9   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Securities Guarantee Trustee--
         Sempra Energy Capital Trust III.
  25.10  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Debt Securities Guarantee Trustee--Sempra
         Energy Holdings.

--------
*To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17. Undertakings.

  The undersigned registrants hereby undertake:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) to reflect in the prospectus any facts or events arising after the effective dated of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act, each filing of Sempra Energy's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Securities Act.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, Sempra Energy certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 5th day of May, 1999.

                                          SEMPRA ENERGY

                                                   /s/ Richard D. Farman
                                          By __________________________________
                                            Richard D. Farman
                                            Chairman and Chief Executive
                                             Officer

                               POWER OF ATTORNEY

  Each director and/or officer of the registrant whose signature appears below hereby appoints Richard D. Farman, Stephen L. Baum, John R. Light and Neal E. Schmale, and each of them severally, as his true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 1999.

                 Signature                                     Title
                 ---------                                     -----

         /s/ Richard D. Farman              Principal Executive Officer; Chairman,
___________________________________________  Chief Executive Officer and Director
             Richard D. Farman

          /s/ Stephen L. Baum               Vice Chairman, President, Chief Operating
___________________________________________  Office and Director
              Stephen L. Baum

          /s/ Neal E. Schmale               Principal Financial Officer; Executive Vice
___________________________________________  President, Chief Financial Officer
              Neal E. Schmale

            /s/ Frank H. Ault               Principal Accounting Officer; Vice
___________________________________________  President, Controller
               Frank H. Ault

           /s/ Hyla H. Bertea               Director
___________________________________________
              Hyla H. Bertea

                 Signature                                     Title
                 ---------                                     -----
             /s/ Ann L. Burr                Director
___________________________________________
                Ann L. Burr

          /s/ Herbert L. Carter             Director
___________________________________________
             Herbert L. Carter

         /s/ Richard A. Collato             Director
___________________________________________
            Richard A. Collato

          /s/ Daniel W. Derbes              Director
___________________________________________
             Daniel W. Derbes

       /s/ Wilford D. Godbold, Jr.          Director
___________________________________________
          Wilford D. Godbold, Jr.

         /s/ Robert H. Goldsmith            Director
___________________________________________
            Robert H. Goldsmith

          /s/ William D. Jones              Director
___________________________________________
             William D. Jones

       /s/ Ignacio E. Lozano, Jr.           Director
___________________________________________
          Ignacio E. Lozano, Jr.

           /s/ Ralph R. Ocampo              Director
___________________________________________
              Ralph R. Ocampo

          /s/ William G. Ouchi              Director
___________________________________________
             William G. Ouchi

        /s/ Richard J. Stegemeier           Director
___________________________________________
           Richard J. Stegemeier

          /s/ Thomas C. Stickel             Director
___________________________________________
             Thomas C. Stickel

           /s/ Diana L. Walker              Director
___________________________________________
              Diana L. Walker

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 5th day of May, 1999.

                                          SEMPRA ENERGY HOLDINGS

                                                 /s/ Richard D. Farman
                                          By __________________________________
                                                    Richard D. Farman
                                                        Chairman

                               POWER OF ATTORNEY

  Each director and/or officer of the registrant whose signature appears below hereby appoints Richard D. Farman, Stephen L. Baum, John R. Light and Neal E. Schmale, and each of them severally, as his true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 1999.

             Signature                           Title
             ---------                           -----

     /s/ Richard D. Farman           Principal Executive Officer;
____________________________________  Chairman and Director
         Richard D. Farman

    /s/ Donald E. Felsinger          President and Director
____________________________________
        Donald E. Felsinger

      /s/ Neal E. Schmale            Principal Financial and
____________________________________  Accounting Officer; Vice
          Neal E. Schmale             President, Chief Financial
                                      Officer and Controller

      /s/ Stephen L. Baum            Director
____________________________________
          Stephen L. Baum

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 5th day of May, 1999.

                                          SEMPRA ENERGY CAPITAL TRUST I

                                                  /s/ Neal E. Schmale
                                          By __________________________________
                                                     Neal E. Schmale

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby appoints Richard D. Farman, Stephen L. Baum, John R. Light and Neal E. Schmale, and each of them severally, as his true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 1999.

             Signature                           Title
             ---------                           -----

       /s/ Neal E. Schmale           Regular Trustee
____________________________________
          Neal E. Schmale

        /s/ Frank H. Ault            Regular Trustee
____________________________________
           Frank H. Ault

    /s/ Charles A. McMonagle         Regular Trustee
____________________________________
        Charles A. McMonagle

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 5th day of May, 1999.

                                          SEMPRA ENERGY CAPITAL TRUST II


                                          By     /s/ Neal E. Schmale
                                            ---------------------------------
                                                     Neal E. Schmale

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby appoints Richard D. Farman, Stephen L. Baum, John R. Light and Neal E. Schmale, and each of them severally, as his true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 1999.

             Signature                           Title
             ---------                           -----
       /s/ Neal E. Schmale                 Regular Trustee
----------------------------------
           Neal E. Schmale

        /s/ Frank H. Ault                  Regular Trustee
----------------------------------
            Frank H. Ault

    /s/ Charles A. McMonagle               Regular Trustee
----------------------------------
        Charles A. McMonagle

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 5th day of May, 1999.

                                          SEMPRA ENERGY CAPITAL TRUST III

                                                  /s/ Neal E. Schmale
                                          By __________________________________
                                                     Neal E. Schmale

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby appoints Richard D. Farman, Stephen L. Baum, John R. Light and Neal E. Schmale, and each of them severally, as his true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of May, 1999.

             Signature                           Title
             ---------                           -----
       /s/ Neal E. Schmale           Regular Trustee
____________________________________
          Neal E. Schmale
        /s/ Frank H. Ault            Regular Trustee
____________________________________
           Frank H. Ault
    /s/ Charles A. McMonagle         Regular Trustee
____________________________________
        Charles A. McMonagle

                                 SEMPRA ENERGY
                             SEMPRA ENERGY HOLDINGS
                         SEMPRA ENERGY CAPITAL TRUST I
                         SEMPRA ENERGY CAPITAL TRUST II
                        SEMPRA ENERGY CAPITAL TRUST III
                       REGISTRATION STATEMENT ON FORM S-3

                                 EXHIBIT INDEX

 Exhibit
   No.                                 Description
 -------                               -----------
  1.1    Underwriting Agreement (Preferred Securities).*
  1.2    Underwriting Agreement (Debt Securities--Sempra Energy).*
  1.3    Underwriting Agreement (Debt Securities--Sempra Energy Holdings).*
  1.4    Underwriting Agreement (Common Stock).*
  1.5    Underwriting Agreement (Preferred Stock).*
  3.1    Amended and Restated Articles of Incorporation of Sempra Energy
         (Incorporated by reference from the Registration Statement on Form S-3
         File No. 333-51309 dated April 29, 1998 (Exhibit 3.1)).
  3.2    Amended and Restated Bylaws of Sempra Energy effective May 26, 1998
         (Incorporated by reference from the Registration Statement on Form S-8
         File No. 333-56161 dated June 5, 1998 (Exhibit 3.2)).
  3.3    Articles of Incorporation of Sempra Energy Holdings.
  3.4    Bylaws of Sempra Energy Holdings.
  3.5    Certificate of Trust of Sempra Energy Capital Trust I.
  3.6    Certificate of Trust of Sempra Energy Capital Trust II.
  3.7    Certificate of Trust of Sempra Energy Capital Trust III.
  4.1    Form of Indenture for Senior Debt Securities (Sempra Energy).
  4.2    Form of Indenture for Subordinated Debt Securities (Sempra Energy).
  4.3    Form of Indenture for Senior Debt Securities (Sempra Energy Holdings).
  4.4    Form of Senior Note--Sempra Energy (included in Exhibit 4.1).
  4.5    Form of Subordinated Note--Sempra Energy (included in Exhibit 4.2).
  4.6    Form of Senior Note--Sempra Energy Holdings (included in Exhibit 4.3).
  4.7    Form of Preferred Security (included in Exhibit 4.12).
  4.8    Form of Preferred Security Guarantee.
  4.9    Declaration of Trust of Sempra Energy Capital Trust I.
  4.10   Declaration of Trust of Sempra Energy Capital Trust II.
  4.11   Declaration of Trust of Sempra Energy Capital Trust III.
  4.12   Form of Amended and Restated Declaration of Trust for each of Sempra
         Energy Capital Trust I, Sempra Energy Capital Trust II and Sempra
         Energy Capital Trust III.
  4.13   Rights Agreement dated May 26, 1998 between Sempra Energy and First
         Chicago Trust Company of New York, as rights agent (Incorporated by reference from the Registration Statement on Form 8-A File No. 001-
         14201 filed June 5, 1998 (Exhibit 1)).
  5.1    Opinion of John R. Light, Esq.
  5.2    Opinion of Richards, Layton & Finger, P.A. relating to Sempra Energy
         Capital Trust I.
  5.3    Opinion of Richards, Layton & Finger, P.A. relating to Sempra Energy
         Capital Trust II.

 Exhibit
   No.                                 Description
 -------                               -----------
  5.4    Opinion of Richards, Layton & Finger, P.A. relating to Sempra Energy
         Capital Trust III.
 12.1    Statement regarding the computation of ratio of earnings to combined fixed charges and preferred stock dividends for the years ended
         December 31, 1998, 1997, 1996, 1995 and 1994.
 23.1    Consent of John R. Light, Esq. (included in Exhibit 5.1).
 23.2    Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5.2,
         5.3 and 5.4).
 23.3    Independent Auditors' Consent (Deloitte & Touche LLP).
 24.1    Powers of Attorney (included on pages II-5, 7, 8 and 9).
 25.1    Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of Citibank, N.A., as Trustee under the Indenture
         (Senior Debt Securities--Sempra Energy).
 25.2    Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Bank of New York, as Trustee under the
         Indenture (Subordinated Debt Securities--Sempra Energy).
 25.3    Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of U.S. Bank Trust Company, as Trustee under the
         Indenture (Senior Debt Securities--Sempra Energy Holdings).
 25.4    Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Bank of New York, as Property Trustee--Sempra
         Energy Capital Trust I.
 25.5    Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Bank of New York, as Property Trustee--Sempra
         Energy Capital Trust II.
 25.6    Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Bank of New York, as Property Trustee--Sempra
         Energy Capital Trust III.
 25.7    Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Bank of New York, as Preferred Securities
         Guarantee Trustee--Sempra Energy Capital Trust I.
 25.8    Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Bank of New York, as Preferred Securities
         Guarantee Trustee--Sempra Energy Capital Trust II.
 25.9    Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Bank of New York, as Preferred Securities
         Guarantee Trustee--Sempra Energy Capital Trust III.
 25.10   Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Bank of New York, as Debt Securities
         Guarantee Trustee--Sempra Energy Holdings

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*To be filed by amendment.